DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT, made and dated for reference the * day of *, *.

BETWEEN:

WOLVERINE RESOURCES CORP., a company duly incorporated pursuant to the laws of the State of Nevada and having an office at #55-11020 Williams Road, Richmond, BC, V7A 1X8.

(hereinafter called the "Company")

OF THE FIRST PART

AND:

*.

(hereinafter called the "Creditor")

OF THE SECOND PART

WHEREAS:

A. The Company is indebted to the Creditor in the amount of $* as of the date hereof (the Debt"); and

B. The Creditor has agreed to accept common shares in the capital stock of the Company in lieu of payment of the debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants, conditions and provisos herein contained, and other good and valuable consideration, the parties hereto agree as follows:

1. The Creditor hereby agrees to accept, subject to paragraph 2 hereof, * fully paid and non-assessable common shares in the capital of the Company (the "Shares") in lieu of payment of the Debt by the Company at a deemed issuance price of $* per Share.

2. The Creditor acknowledges that the issuance of the Shares as contemplated by paragraph 1 of this Agreement is subject to compliance with applicable securities laws.  Further, the Creditor acknowledges that the certificates representing the Shares will contain a restrictive legend inhibiting the ability of the Creditor to trade such shares until the expiry of a six month hold period.

3. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

4. This Agreement shall be governed, construed and enforced according to the laws of the Province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.

5. The parties agree to execute such further documents and assurances as may be required to effect the intent hereof.

6. The Creditor agrees to abide by the provisions of applicable securities laws in the disposition of any Shares of the Company acquired pursuant to this Agreement.

7. The Creditor and the Company may execute this Agreement in two or more counterparts, each of which is deemed to be an original and all of which constitute one agreement, effective as of the date first above written.

WOLVERINE RESOURCES CORP.

_______________________
Richard Haderer, CFO

_______________________

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